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                                                                   Exhibit 23(c)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of White Mountains Insurance Group, Inc. (formerly "Fund American Enterprises Holdings, Inc."), pertaining to the Voluntary Deferred Compensation Plan, of our report dated March 21, 1997, with respect to the consolidated financial statements and schedule of White Mountains Insurance Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                Ernst & Young LLP


New York, New York
October 19, 1999